Exhibit 10.1

FOURTH AMENDMENT TO

EMPLOYEE BENEFITS SEPARATION AGREEMENT

            This Fourth Amendment to Employee Benefits Separation Agreement (this “Amendment”), dated as of June 18, 2007 but effective as of January 1, 2007, is by and among Continental Airlines, Inc. a Delaware corporation (“Continental”), ExpressJet Holdings, Inc., a Delaware corporation (“ExpressJet Holdings”), XJT Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of ExpressJet Holdings (“XJT Holdings”), and ExpressJet Airlines, Inc., a Delaware corporation and a wholly owned subsidiary of XJT Holdings (“ExpressJet Airlines”).

            WHEREAS, Continental, ExpressJet Holdings, XJT Holdings and ExpressJet Airlines, are parties to that certain Employee Benefits Separation Agreement dated as of April 17, 2002 (as amended to date, the “Separation Agreement”) and desire to amend the Separation Agreement as more fully set forth herein;

            NOW, THEREFORE, the parties hereby agree as follows:

1.         Section 1.14 of the Separation Agreement is hereby amended to read in its entirety as follows:

                        “Exclusivity Ending Date” means January 31, 2008.”

2.         Section 7.1 of the Separation Agreement is hereby amended to read in its entirety as follows:

            “7.1      Flight Pass Privileges. As of the IPO Date, Holdings shall use reasonable best efforts to establish Holdings Flight Pass Privileges with terms and conditions substantially similar in all material respects to the Continental Flight Pass Privileges as in effect immediately preceding the IPO Date.

During the period beginning on the IPO Date and ending on and including the Exclusivity Ending Date, (a) employees and retirees of Holdings and Holdings Affiliates will have Continental Flight Pass Privileges and similar privileges on Scheduled Flights (as such term is defined in that certain Amended and Restated Capacity Purchase Agreement among the parties hereto, as the same may be further amended (the “CPA”)) operated by ExpressJet Airlines, notwithstanding that Continental does not operate such Scheduled Flights, in each case on the same terms and conditions as similarly-situated employees and retirees of Continental, including but not limited to the condition that space available passes be may not be sold, bartered or used for any purpose that results in personal or business gain; provided, that, employees and retirees of Holdings and Holdings Affiliates who are not employed by such party for the predominate purpose of performing Holdings or such Holding Affiliate’s obligations under the CPA (as reasonably determined from time to time by Holdings and subject to Continental’s approval from time to time) shall not have any such privileges, (b) employees and retirees of Continental and Continental Affiliates will have Holdings Flight Pass Privileges on the same terms and conditions as similarly-situated employees and retirees of Holdings with or that have Continental Flight Pass Privileges; provided, that, as to Uncovered Aircraft (as defined in the CPA) operated by Holdings or any Holdings Affiliate, employees and retirees of Continental and Continental Affiliates will have flight privileges only to the extent that Continental confers flight privileges to employees and retirees of Holdings and Holding Affiliates who do not receive Flight Pass Privileges pursuant to subsection (a) above, (c) employees of Holdings or any Holdings Affiliate will have the right to travel positive space on Continental and Continental Affiliates and Scheduled Flights operated by ExpressJet Airlines in accordance with Continental policies and procedures, as amended or supplemented by Continental in its sole discretion from time to time, but only to the extent such positive space travel is required for a business purpose directly related to the performance of Holdings or such Holdings Affiliate’s obligations under the CPA (and any such employees wishing to reserve such travel shall follow any Continental procedures provided to Holdings from time to time regarding the reservation of such travel, including any requirement that such travel be pre-approved by Continental), and employees of Holdings or Holdings Affiliates who are not traveling for a business purpose directly related to the performance of Holdings’ or such Holdings Affiliate’s obligations under the CPA (as reasonably determined from time to time by Holdings and subject to Continental’s approval from time to time) shall purchase tickets under the discounted pass travel arrangements as may be agreed to by the parties from time to time, (d) employees of Continental or any Continental Affiliate, or such other persons as may be permitted by Continental in accordance with Continental policies and procedures, as amended or supplemented by Continental in its sole discretion from time to time, will have the right to travel positive space on Scheduled Flights operated by ExpressJet Airlines, and (e) employees of Continental and Continental Affiliates will have the right to travel positive space on Uncovered Aircraft operated by Holdings or any Holdings Affiliate in accordance with Holdings policies and procedures, as amended or supplemented by Holdings in its sole discretion from time to time, but only to the extent such positive space travel is required for a business purpose directly related to the performance of Continental’s obligations under the CPA (and any such employees wishing to reserve such travel shall follow any Holdings procedures provided to Continental from time to time regarding the reservation of such travel, including any requirement that such travel be pre-approved by Holdings), and employees of Continental and Continental Affiliates desiring to travel on Uncovered Aircraft and who are not traveling for a business purpose directly related to the performance of Continental’s obligations under the CPA (as reasonably determined from time to time by Continental and subject to Holdings’ approval from time to time) shall purchase tickets under the discounted pass travel arrangements as may be agreed to by the parties from time to time.

Continental and Holdings will meet and confer to discuss what, if any, Flight Pass Privileges and other flight privileges described herein will apply after the Exclusivity Ending Date; provided, that, unless Continental shall have otherwise agreed in writing on or prior to the Exclusivity Ending Date, then after the Exclusivity Ending Date and consistent with the fact that Continental has purchased all of the capacity of the Covered Aircraft and retains all revenues in connection with the operation of Covered Aircraft as provided in Section 2.06 of the CPA, (i) Continental shall have the sole right to design, implement and oversee a pass travel program, as the same may be amended or supplemented by Continental in its sole discretion from time to time, for all Scheduled Flights operated by ExpressJet Airlines, and (ii) employees or retirees of Holdings or any Holdings Affiliate shall have no Continental Flight Pass Privileges (and no similar flight privileges on any Scheduled Flights operated by ExpressJet Airlines).  With respect to subsections (a) and (b) above, it is agreed that if an employee of Continental or any Continental Affiliate shall become employed by Holdings or any Holdings Affiliate on or after January 1, 2007, or if an employee of Holdings or any Holding Affiliate shall become employed by Continental or any Continental Affiliate on or after January 1, 2007, then such employee be considered to be a “new hire” for pass classification purposes and will not retain his or her boarding year date for purposes of determining boarding priority (and will have a new boarding year based on the date of becoming employed by the other party).

3.         Sections 7.3 and 7.4 of the Separation Agreement shall each be hereby amended to add the words “(and on Scheduled Flights)” after the words “Continental and Continental Affiliates” appearing in the fourth line of each such Section.

4.         Section 7.5 of the Separation Agreement shall be hereby amended to add the words “(and on Scheduled Flights)” after the words “Continental or a Continental Affiliate” appearing in the fifth line thereof.

5.         A new Section 7.6 to the Separation Agreement shall be added after Section 7.5 thereof, reading as follows:

            “7.6      Changes to Privileges: Notwithstanding anything contained in this Employee Benefits Separation Agreement to the contrary, upon written notice to Holdings, Continental may unilaterally change, amend or discontinue any of the UATP benefits or other positive space privileges  provided under this Employee Benefits Separation Agreement to the extent that Continental in good faith believes any such change, amendment or discontinuance is necessary or advisable in order to comply with the relevant provisions of the Internal Revenue Code; provided, that, any changes to UATP benefits referred to in Section 7.2 hereof shall conform generally to any changes made by Continental in UATP benefits provided to its officers having similarly sized UATP benefits.

            Capitalized terms used herein and not defined shall have the meanings given to such terms in the Separation Agreement.  Except as specifically amended hereby, the Separation Agreement shall remain in full force and effect and is ratified in all respects by the parties hereto.

            IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

CONTINENTAL AIRLINES, INC.	EXPRESSJET HOLDINGS, INC.
By: /s/ Mark Erwin	By: /s/ Frederick S. Cromer
Mark Erwin Senior Vice President Asia/Pacific and Corporate Development	Frederick S. Cromer Vice President and Chief Financial Officer

XJT HOLDINGS, INC.	EXPRESSJET AIRLINES, INC.
By: /s/ Frederick S. Cromer	By: /s/ Frederick S. Cromer
Frederick S. Cromer Vice President and Chief Financial Officer	Frederick S. Cromer Vice President and Chief Financial Officer